EWBC Earnings Results First Quarter 2018 April 19, 2018

Forward-Looking Statements 2 Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations and the impact of the Tax Cuts and Jobs Act; impact of other potential federal tax changes and spending cuts; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of adverse judgments or settlements in litigation; impact of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts or other events that may directly or indirectly result in a negative impact on the Company’s financial performance; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; the Company’s ability to retain key officers and employees; any future strategic acquisitions or divestitures; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2017, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. The Company assumes no obligation to update such forward-looking statements.

1Q18 Net income $187 million 1Q18 Adj.1 Net income $165 million 1Q18 Diluted EPS $1.28 1Q18 Adj.1 Diluted EPS $1.13 Tangible equity1/share $24.07 Record loans $29.6 billion Record deposits $32.6 billion Highlights of First Quarter 2018 Results 3 1 See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q18 Earnings Press Release. 1Q18 adjusted for the sale of DCB, which netted $22mm or $0.15/sh. $ in millions, except per share data Current Quarter Q-o-Q Change Y-o-Y Change Earnings Net income $ 187.0 120% 10% Adj.1 net income $ 164.9 30% 29% EPS $ 1.28 120% 10% Adj.1 EPS $ 1.13 30% 28% NII $ 326.7 2% 20% NIM 3.73% 16 bps 40 bps Balance Sheet Loans $ 29,601 2% 12% Deposits $ 32,609 1% 7% TBVPS1 $ 24.07 4% 14% Credit Quality NCO ratio 0.13% (9) bps 5 bps NPAs $ 131.0 14% (10)%

$170 $118 $133 $85 $187 $— 1Q17 2Q17 3Q17 4Q17 1Q18 Net Income and Diluted EPS 1.49% 1.36% 1.44% 1.35% 1.79% 14.9% 13.0% 13.8% 13.0% 17.0% 17.6% 15.3% 16.1% 15.1% 19.7% 5% 10% 15% 20% 25% 30% 35% 0.00% 1Q17* 2Q17 3Q17* 4Q17* 1Q18* Profitability Ratios Adj* return on equity Adj.* return on tang. eq. 1Q18 Earnings Growth and Profitability 4  1Q18 profitability ratios: GAAP ROA of 2.03%, ROE of 19.3% and tangible ROE of 22.3%.  Adjusted ROA of 1.79%, ROE of 17.0% and tangible ROE of 19.7%.  1Q18 Q-o-Q net income growth and profitability expansion reflects new federal corporate tax rate of 21%.  Desert Community Bank sale completed in March 2018.  After-tax gain of $22.2mm or $0.15/sh.  Eight branches and $613.7mm of deposits sold.  $59.1mm of related loans. * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q18 Earnings Press Release. 1Q18 adjusted for the gain on sale of DCB; 4Q17 adjusted for the impact of the enactment of the Tax Cuts and Jobs Act; 3Q17 adjusted for the impact of the gain on sale of EWIS business;1Q17 adjusted for the impact of a commercial property sale. Adj.* net income Adj.* diluted EPS Adj.* net income growth Adj.* return on assets -8% -3%+10% +30% Net income Diluted EPS $ i n m ill ion s , e x c ept per s hare dat a $128 $118 $130 $127 $165 $— $100 $200 1Q17* 2Q17 3Q17* 4Q17* 1Q18* Adj.* Net Income and Adj.* Diluted EPS $ i n m ill ion s , e x c ept per s hare dat a $0.81 $1.16 $0.91 $0.58 $1.28 $0.88 $0.81 $0.89 $0.87 $1.13

$26.1 $26.7 $27.5 $28.6 $29.2 20 1Q17 2Q17 3Q17 4Q17 1Q18 $ in b ill ion s +9% +12% +16% +8% Average Loans 1Q18 Record Loans of $29.6 billion 5  EOP loan growth of 2% Q-o-Q (+8% LQA)  Avg. loan growth of 2% Q-o-Q (+8% LQA).  Largest avg. growth by category: SFR, which increased by 6% Q-o-Q (+25% LQA).  1Q18 avg. loan yield of 4.69%, increased by 17 bps Q-o-Q.  Yield expansion driven by upward repricing of variable rate loans. Loan portfolio composition: CRE = CRE, MFR, construction and land. Consumer = SFR, HELOC, and other consumer. LQA average loan growthAverage loans 1Q18 EOP Loans $ in billions $10.8, $11.6, $7.1, C&I CRE Consumer 39% 24% 37% 4.23% 4.40% 4.42% 4.52% 4.69% 0 1Q17 2Q17 3Q17 4Q17 1Q18 Average Loan Yield

0.32% 0.36% 0.40% 0.43% 0.49% 0 1Q17 2Q17 3Q17 4Q17 1Q18 $29.7 $30.2 $31.1 $32.3 $32.3 25 1Q17 2Q17 3Q17 4Q17 1Q18 $ in b ill ion s 1Q18 Record Deposits of $32.6 billion 6 +7% LQA average deposit growthAverage deposits 1Q18 EOP Deposits $ in billions Average Deposits Total Deposit Cost $11.8, $7.9, $6.7, $6.2, DDA MMDA IB Checking & Savings Time 36% 24% 19% 21%  Deposit growth in 1Q18 more than offset $613.7mm sale of DCB deposits.  EOP deposit growth of 1% Q-o-Q (+ 5% LQA).  Avg. deposits stable in 1Q18: up 0.1% Q-o-Q (+0.5% LQA).  Largest avg. growth by category: IB checking, up 6% Q-o-Q (+23% LQA).  1Q18 cost of total deposits: up 6 bps to 0.49%; cost of IB deposits: up 10 bps to 0.76%. +11% +15% +0.5%

9.9 10.7 10.8 10.3 10.4 27% 11.4 12.0 10.2 10.0 9.6 25% 5.0 5.9 6.0 6.5 5.6 15% 4.3 3.5 3.6 2.8 3.0 8% 2.5 3.8 6.7 4.7 6.7 18% 5.5 6.2 3.6 4.1 2.9 7% $0 $10 $20 $30 $40 1Q17 2Q17 3Q17 4Q17 1Q18 1Q18 Mix $ in m ill ion s Total Fees and Other Operating Income Branch fees LC fees & FX income Ancillary loan fees & other income Wealth management fees Derivative fees & other income Other fees & operating income Q-o-Q Difference  Total noninterest income of $74.4mm increased by $29.2mm, largely from the gain on sale of DCB of $31.5mm.  Excluding the impact of all gains on sales, fees and other operating income of $38.2mm was essentially stable Q-o-Q.  Customer driven fees of $39.0mm increased by 4% Q-o-Q from $37.6mm.  Increased by 5% Y-o-Y from $37.2mm.  Strength in transaction volumes for derivative fees and FX income in 1Q18. 1Q18 Fees & Other Operating Income 7 $38.2$38.6 $42.1 $40.9 $38.4

1Q18 Summary Income Statement

$ in millions, except per share data	1Q18	4Q17	$ Change	% Change
Adjusted net interest income	$ 321.5	$ 312.7	$ 8.8	3 %
ASC 310-30 discount accretion income	5.2	7.0	(1.8)	(26) %
Net interest income	326.7	319.7	7.0	2 %
Fees & operating income	38.2	38.4	(0.2)	(1) %
Net gains on sales of fixed assets, loans & securities	4.8	6.8	(2.0)	(30) %
Net gain on sale of business	31.5	NA	NM	NM
Total noninterest income	74.4	45.2	29.2	65 %
Adjusted noninterest expense	150.3	151.8	(1.5)	(1) %
Amortization of tax credit and other investments, and core deposit intangibles	18.9	23.5	(4.6)	(20) %
Total noninterest expense	169.1	175.3	(6.1)	(3) %
Provision for credit losses	20.2	15.5	4.7	30 %
Income tax expense	24.8	89.2	(64.5)	(72) %
Net income	**$ 187.0**	**$ 84.9**	**$ 102.1**	**120 %**
Diluted EPS	**$ 1.28**	**$ 0.58**	**$ 0.70**	**120 %**

Note: See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company's 1Q18 Earnings Press Release.

Notable Items

1Q18: DCB sale

- Pre-tax gain of $31.5mm.
- After-tax gain of $22.2mm or $0.15/sh.

4Q17: Tax Cuts & Jobs Act

- Negative impact of $41.5mm, or $0.29/sh from the enactment of the Tax Cuts & Jobs Act.

Adjusted earnings growth:

- 1Q18 adj. net income of $164.9mm grew 30% Q-o-Q.
- 1Q18 adj. diluted EPS of $1.13 grew 30% Q-o-Q.

Other items of note in 1Q18:

- In noninterest expense: OREO gain of $1.9mm.
- In tax expense: reversal of a liability related to state taxes for prior years: $3.9mm reduction.

EAST WEST BANK

8

$272 $290 $303 $320 $327 $200 $220 $240 $260 $280 $300 $320 $340 1Q17 2Q17 3Q17 4Q17 1Q18 Net Interest Income Net interest income $ i n m ill ion s 4.23% 4.40% 4.42% 4.52% 4.69% 0.32% 0.36% 0.40% 0.43% 0.49% 0% 6% 1Q17 2Q17 3Q17 4Q17 1Q18 Average loan yield Total cost of deposits Average Loan Yield and Total Cost of Deposits 1Q18 Net Interest Income & Net Interest Margin 9 * See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q18 Earnings Press Release. +7% +5% +5% +2% NII growth 1Q18 NII of $326.7mm increased Q-o-Q by 2%. GAAP NIM of 3.73% expanded by 16 bps Q-o-Q.  1Q18 ASC 310-30 discount accretion income of $5.2mm; remaining ASC 310-30 discount of $32.2mm as of 03.31.18.  Excluding accretion, adj.* NII grew by 3% Q-o-Q and adj.* NIM of 3.67% expanded by 18 bps Q-o-Q.  Q-o-Q NIM expansion reflects asset sensitivity of balance sheet to interest rate increases and share of DDAs in funding mix. 3.33% 3.49% 3.52% 3.57% 3.73% 1.00% 1.25% 1.25% 1.50% 1.75% 0% 6% 1Q17 2Q17 3Q17 4Q17 1Q18 Net interest margin Fed funds target rate Net Interest Margin relative to Upper Range of Fed Funds Target Rate

$180 $198 $210 $213 $219 2.09% 2.27% 2.32% 2.27% 2.38% 2.00% 3.00% $150 $210 1Q17 2Q17 3Q17 4Q17 1Q18 Adj.* PTPP income Adj.* PTPP profitability ratio PTPP Profitability and Efficiency 10 *See reconciliation of GAAP to non-GAAP financial measures in the appendix of this presentation and in the Company’s 1Q18 Earnings Press Release. 1Q18 total noninterest expense: $169.1mm.  1Q18 adj.* noninterest expense: $150.3mm, down 1% Q-o-Q.  Compensation and employee benefits expense: up $4.9mm, or 5% Q-o-Q, largely due to seasonal increases.  Consulting exp. decrease: $(1.8)mm, or (43)% Q-o-Q.  Other operating exp. includes $1.9mm gain on OREO.  1Q18 adj.* efficiency ratio: 40.6% compared to 41.6% in 4Q17. PTPP Income & PTPP Profitability Ratio $137 $140 $139 $152 $150 43.2% 41.3% 39.8% 41.6% 40.6% 35.0% 55.0% $100 $120 $140 $160 1Q17 2Q17 3Q17 4Q17 1Q18 Adj.* noninterest expense Adj.* efficiency ratio Noninterest Expense & Efficiency Ratio Growing pre-tax, pre-provision income.  Pre-tax, pre-provision (PTPP) income growth: $219.4mm in 1Q18, up 3% Q-o-Q. Increasing PTPP income for past 4 quarters.  5-qtr adj. PTPP profitability ratio range of 2.09% to 2.38%.  Generating positive operating leverage: revenue growth outpacing expense growth. $ i n m ill ion s $ i n m ill ion s

$129 $130 $115 $131 0.40% 0.37% 0.31% 0.35% 0.10% 0.30% 0.50% 0.70% 0.90% $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2015 2016 2017 03.31.18 $ in m ill ion s Nonperforming Assets* Nonperforming assets NPAs / Total assets $23.6 $25.5 $29.0 $29.6 1.12% 1.02% 0.99% 1.01% 0.00% 1.00% 2.00% 3.00% 4.00% $0 $7 $14 $21 $28 $35 2015 2016 2017 03.31.18 $ in b ili on s Gross loans HFI* (excludes HFS) ALLL / Gross loans HFI* $14.2 $27.5 $46.3 $20.2 0.01% 0.15% 0.08% 0.13% 0.00% 0.50% 1.00% $0 $40 2015 2016 2017 2018 YTD $ in m ill ion s Provision expense NCOs (net recoveries) / Avg. loans HFI*  Allowance for loan losses to loans HFI was 1.01% as of 03.31.18, compared to 0.99% as of 12.31.17.  1Q18 net charge-off ratio: 0.13% annualized.  Overall, asset quality trends, including classified assets and delinquent loans are stable. Asset Quality Metrics 11 * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. Provision Expense and Net Charge-off* RatioAllowance for Loan Losses

$23.13 $24.07 7.0% 8.5% 10.5% 4.0% 9.12% 11.4% 11.4% 12.9% 9.2%9.37% 11.9% 11.9% 13.4% 9.6% 0.015 0.035 0.055 0.075 0.095 0.115 0.135 0.155 $15.00 $25.00 Tangible equity per share Tangible equity to tangible assets ratio CET1 risk-based capital ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Tier 1 leverage capital ratio EWBC's Capital Position Basel III Fully Phased-in Minimum Regulatory Requirement EWBC 12.31.17 EWBC 03.31.18 12 Strong Capital Ratios  Regulatory capital ratios increased by 40 bps to 48 bps year-to-date.  Current capital levels are sufficient to support organic growth.

Management Outlook: Full Year 2018 13 Earnings drivers FY 2018 expectations compared to FY 2017 results Outlook change from prior quarter 1Q18 actual FY 2017 actual End of Period Loans  Increase at a percentage rate of approximately 10%. Unchanged. $29.6 billion +8% LQA $29.1 billion, +14% Y-o-Y NIM  In the range of 3.65% to 3.75% (excl. impact of ASC 310-30 discount accretion).  In the range of 3.70% to 3.80% (incl. accretion) Unchanged. 3.67% +18bps Q-o-Q 3.42%, +27bps Y-o-Y Noninterest Expense (excl. tax credit investment & core deposit intangible amortization)  Increase at a percentage rate in the high single digits. Unchanged. $150 million -1% Q-o-Q $567 million, +5% Y-o-Y Provision for Credit Losses  In the range of $70mm to $80mm. Unchanged. $20 million $46 million Tax Items  Full year effective tax rate of approximately 16%.  Y-o-Y decrease in effective tax rate due to new federal corporate tax rate of 21%.  Tax credit investments, excluding low income housing, of $105mm with associated tax credit amortization of $85mm above the line. Unchanged. Effective tax rate: 12% Effective tax rate: 31% Tax credit investments, excluding low income housing, of $110mm with associated tax credit amortization of $94mm. Interest Rates  Outlook incorporates the current forward rate curve.  Anticipate two additional fed funds rate increases of 25 bps each in June and September of 2018. Fed funds increased 25 bps in March 2018. Fed funds increased 75 bps in 2017: 25 bps each in March, June and December.

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation 15 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) During the first quarter of 2017, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million. On December 22, 2017, the Tax Cuts and Jobs Act was enacted, which resulted in an additional income tax expense of $41.7 million recognized in the fourth quarter of 2017. During the first quarter of 2018, the Company sold its Desert Community Bank (“DCB”) branches and recognized a pre-tax gain on sale of $31.5 million. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that exclude the impact of the Tax Cuts and Jobs Act and after-tax gains on the sales of the commercial property and DCB branches (where applicable) provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. Quarter Ended March 31, 2018 December 31, 2017 March 31, 2017 Net income (a) $ 187,032 $ 84,898 $ 169,736 Add: Impact of the Tax Cuts and Jobs Act (b) — 41,689 — Less: Gain on sale of the commercial property, net of tax (1) (c) — — (41,526) Gain on sale of business, net of tax (1) (d) (22,167) — — Adjusted net income (e) $ 164,865 $ 126,587 $ 128,210 Diluted weighted average number of shares outstanding (f) 145,939 146,030 145,732 Diluted EPS (a)/(f) $ 1.28 $ 0.58 $ 1.16 Diluted EPS impact of the Tax Cuts and Jobs Act (b)/(f) — 0.29 — Diluted EPS impact of gain on sale of the commercial property, net of tax (c)/(f) — — (0.28) Diluted EPS impact of gain on sale of business, net of tax (d)/(f) (0.15) — — Adjusted diluted EPS $ 1.13 $ 0.87 $ 0.88 Average total assets (g) $ 37,381,386 $ 37,262,618 $ 34,928,031 Average stockholders’ equity (h) $ 3,922,926 $ 3,856,802 $ 3,493,396 Return on average assets (2) (a)/(g) 2.03% 0.90% 1.97 % Adjusted return on average assets (2) (e)/(g) 1.79% 1.35% 1.49 % Return on average equity (2) (a)/(h) 19.34% 8.73% 19.71 % Adjusted return on average equity (2) (e)/(h) 17.04% 13.02% 14.88% (1) Statutory rate of 29.56% was applied for the quarter ended March 31, 2018. Statutory rate of 42.05% was applied for the quarters ended December 31, 2017 and March 31, 2017. (2) Annualized.

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

EAST WEST BANCORP, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
($ in thousands)
(unaudited)

Adjusted efficiency ratio represents adjusted noninterest expense divided by adjusted revenue. Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of adjusted revenue less adjusted noninterest expense, divided by average total assets. Adjusted revenue represents the aggregate of net interest income and adjusted noninterest income, where adjusted noninterest income excludes the gains on the sales of the commercial property and DCB branches (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments, and the amortization of core deposit intangibles (where applicable). Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Quarter Ended		
		March 31, 2018	December 31, 2017	March 31, 2017
Net interest income before provision for credit losses	(a)	$ 326,693	$ 319,701	$ 272,122
Total noninterest income		74,444	45,206	115,828
Total revenue	(b)	401,137	364,907	387,950
Noninterest income		74,444	45,206	115,828
Less: Gain on sale of the commercial property		—	—	(71,654)
Gain on sale of business		(31,470)	—	—
Adjusted noninterest income	(c)	$ 42,974	$ 45,206	$ 44,174
Adjusted revenue	(a)+(c) = (d)	**$ 369,667**	**$ 364,907**	**$ 316,296**
Total noninterest expense	(e)	$ 169,135	$ 175,263	$ 152,878
Less: Amortization of tax credit and other investments		(17,400)	(21,891)	(14,360)
Amortization of core deposit intangibles		(1,485)	(1,621)	(1,817)
Adjusted noninterest expense	(f)	**$ 150,250**	**$ 151,751**	**$ 136,701**
Efficiency ratio	(e)/(b)	**42.16 %**	**48.03 %**	**39.41 %**
Adjusted efficiency ratio	(f)/(d)	**40.64 %**	**41.59 %**	**43.22 %**
Adjusted pre-tax, pre-provision income	(d)-(f) = (g)	**$ 219,417**	**$ 213,156**	**$ 179,595**
Average total assets	(h)	$ 37,381,386	$ 37,262,618	$ 34,928,031
Adjusted pre-tax, pre-provision profitability ratio (1)	(g)/(h)	**2.38 %**	**2.27 %**	**2.09 %**
Adjusted noninterest expense (1)/average assets	(f)/(h)	**1.63 %**	**1.62 %**	**1.59 %**

(1) Annualized.

EAST WEST BANK

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17 (1) Annualized. Appendix: GAAP to Non-GAAP Reconciliation (cont’d) Quarter Ended Yield on Average Loans March 31, 2018 December 31, 2017 March 31, 2017 Interest income on loans (a) $ 337,904 $ 326,401 $ 272,061 Less: ASC 310-30 discount accretion income (5,200) (7,024) (3,233) Adjusted interest income on loans (b) $ 332,704 $ 319,377 $ 268,828 Average loans (c) $ 29,211,906 $ 28,646,461 $ 26,087,178 Add: ASC 310-30 discount 34,059 37,660 48,566 Adjusted average loans (d) $ 29,245,965 $ 28,684,121 $ 26,135,744 Average loan yield (1) (a)/(c) 4.69% 4.52% 4.23% Adjusted average loan yield (1) (b)/(d) 4.61% 4.42% 4.17% Net Interest Margin Net interest income (e) $ 326,693 $ 319,701 $ 272,122 Less: ASC 310-30 discount accretion income (5,200) (7,024) (3,233) Adjusted net interest income (f) $ 321,493 $ 312,677 $ 268,889 Average interest-earning assets (g) $ 35,513,663 $ 35,491,424 $ 33,095,396 Add: ASC 310-30 discount 34,059 37,660 48,566 Adjusted average interest-earning assets (h) $ 35,547,722 $ 35,529,084 $ 33,143,962 Net interest margin (1) (e)/(g) 3.73% 3.57% 3.33% Adjusted net interest margin (1) (f)/(h) 3.67% 3.49% 3.29% EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Management believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

18 Appendix: GAAP to Non-GAAP Reconciliation (cont’d) (1) Includes core deposit intangibles and mortgage servicing assets. (2) Statutory rate of 29.56% was applied for the quarter ended March 31, 2018. Statutory rate of 42.05% was applied for the quarters ended December 31, 2017 and March 31, 2017. (3) Annualized. EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. March 31, 2018 December 31, 2017 March 31, 2017 Stockholders’ equity (a) $ 3,978,755 $ 3,841,951 $ 3,565,954 Less: Goodwill (465,547) (469,433) (469,433) Other intangible assets (1) (26,196) (28,825) (33,843) Tangible equity (b) $ 3,487,012 $ 3,343,693 $ 3,062,678 Total assets (c) $ 37,719,104 $ 37,150,249 $ 35,342,126 Less: Goodwill (465,547) (469,433) (469,433) Other intangible assets (1) (26,196) (28,825) (33,843) Tangible assets (d) $ 37,227,361 $ 36,651,991 $ 34,838,850 Total stockholders’ equity to total assets ratio (a)/(c) 10.55% 10.34% 10.09 % Tangible equity to tangible assets ratio (b)/(d) 9.37% 9.12% 8.79 % Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effects of the amortization of core deposit intangibles and mortgage servicing assets, the impact of the Tax Cuts and Jobs Act, and the after-tax gains on the sales of the commercial property and DCB branches (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. Quarter Ended March 31, 2018 December 31, 2017 March 31, 2017 Net Income $ 187,032 $ 84,898 $ 169,736 Add: Amortization of core deposit intangibles, net of tax (2) 1,046 939 1,053 Amortization of mortgage servicing assets, net of tax (2) 333 254 266 Tangible net income (e) $ 188,411 $ 86,091 $ 171,055 Add: Impact of the Tax Cuts and Jobs Act — 41,689 — Less: Gain on sale of the commercial property, net of tax (2) — — (41,526) Gain on sale of business, net of tax (2) (22,167) — — Adjusted tangible net income (f) $ 166,244 $ 127,780 $ 129,529 Average stockholders’ equity $ 3,922,926 $ 3,856,802 $ 3,493,396 Less: Average goodwill (468,785) (469,433) (469,433) Average other intangible assets (1) (28,102) (29,527) (34,987) Average tangible equity (g) $ 3,426,039 $ 3,357,842 $ 2,988,976 Return on average tangible equity (3) (e)/(g) 22.30% 10.17% 23.21 % Adjusted return on average tangible equity (3) (f)/(g) 19.68% 15.10% 17.57%